Exhibit (13) (4) (b)

AMENDED SCHEDULE A to EXPENSE REIMBURSEMENT AGREEMENT

Dated: September 15, 2023

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund	1/1/2017	1/31/2024	1.24%	1.99%		0.99%
Calvert Global Water Fund	1/1/2017	1/31/2024	1.24%	1.99%		0.99%
Calvert Green Bond Fund	1/1/2017	2/1/2025	0.73%			0.48%	0.43%
Calvert Small-Cap Fund	1/1/2017	1/31/2024	1.21%	1.96%		0.96%	0.90%

Calvert Management Series
Calvert Emerging Markets Focused Growth Fund	12/21/2022	4/30/2024	1.24%	1.99%		0.99%	0.99%
Calvert Flexible Bond Fund[4]	1/1/2017	4/30/2024	0.93%	1.68%		0.68%	0.65%
Calvert Floating-Rate Advantage Fund[3]	10/10/2017	1/31/2024	0.06%			0.06%	0.06%
Calvert Global Equity Fund	4/12/2023	9/15/2028	1.14%			0.89%
Calvert Global Real Estate Fund	4/28/2022	4/30/2024	1.20%	1.95%		0.95%	0.95%
Calvert Global Small-Cap Equity Fund	4/12/2023	9/15/2028	1.31%	2.06%		1.06%
Calvert Responsible Municipal Income Fund	1/1/2017	4/30/2024	0.75%	1.50%		0.50%
Calvert Small/Mid-Cap Fund	4/12/2023	9/15/2028	1.14%	1.89%		0.89%

Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund	1/1/2017	1/31/2024	0.54%			0.29%	0.26%
Calvert US Large-Cap Core Responsible Index Fund	10/2/2017	1/31/2024	0.49%	1.24%		0.24%	0.19%
Calvert US Large-Cap Growth Responsible Index Fund	1/1/2017	1/31/2024	0.49%			0.24%	0.21%
Calvert US Large-Cap Value Responsible Index Fund	1/1/2017	1/31/2024	0.49%			0.24%	0.19%
Calvert US Mid-Cap Core Responsible Index Fund	1/1/2017	1/31/2024	0.49%			0.24%	0.20%

Calvert Social Investment Fund
Calvert Bond Fund	10/2/2017	2/1/2025	0.73%	1.53%		0.53%	0.46%
Calvert Focused Value Fund	4/28/2022	1/31/2024	0.99%	1.74%		0.74%	0.74%
Calvert Growth Allocation Fund[2]	1/1/2017	1/31/2024	0.43%	1.18%		0.18%	0.14%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes all acquired fund fees and expenses.
[3]	CRM has agreed to reimburse the Fund’s other expenses (excluding interest expense and other borrowing cost) in excess of 0.06% annually for each Class.
[4]

CRM has agreed to waive the investment advisory fee payable by the Fund under its Investment Advisory Agreement dated March 1, 2021, as may be amended from time to time, with respect to the Fund’s assets that are invested in Calvert Floating-Rate Advantage Fund. The waiver will remain in effect unless and until its termination is approved by the Board. The waiver will also terminate upon CRM ceasing to serve as the investment adviser of the Fund.

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert World Values Fund, Inc.
Calvert Emerging Markets Advancement Fund	10/1/2019	1/31/2024	1.20%			0.95%
Calvert Emerging Markets Equity Fund	1/1/2017	1/31/2024	1.24%	1.99%		0.99%	0.92%
Calvert International Equity Fund	10/1/2019	1/31/2024	1.14%	1.89%		0.89%	0.85%
Calvert Mid-Cap Fund	1/1/2017	1/31/2024	1.18%	1.93%		0.93%

The Calvert Fund
Calvert Core Bond Fund	6/30/2023	2/1/2025	0.74%			0.49%	0.46%
Calvert High Yield Bond Fund	1/1/2017	2/1/2025	1.02%	1.77%		0.77%	0.71%
Calvert Income Fund	1/1/2017	2/1/2025	0.95%	1.70%		0.70%
Calvert Mortgage Access Fund	4/28/2022	2/1/2025	0.74%	1.49%		0.49%	0.49%
Calvert Short Duration Income Fund	1/1/2017	2/1/2025	0.76%	1.51%		0.51%	0.46%
Calvert Ultra-Short Duration Income Fund	10/2/2017	2/1/2025	0.72%			0.47%	0.43%

Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio	1/1/2017	4/30/2024			0.68%	0.48%
Calvert VP Investment Grade Bond Index Portfolio	1/1/2017	4/30/2024			0.57%	0.32%
Calvert VP Nasdaq 100 Index Portfolio	1/1/2017	4/30/2024			0.73%	0.48%
Calvert VP Russell 2000 Small Cap Index Portfolio	1/1/2017	4/30/2024			0.59%	0.39%
Calvert VP S&P 500 Index Portfolio	1/1/2017	4/30/2024						0.28%
Calvert VP S&P MidCap 400 Index Portfolio	1/1/2017	4/30/2024			0.53%	0.33%
Calvert VP Volatility Managed Growth Portfolio[2]	12/1/2020	4/30/2024			0.81%
Calvert VP Volatility Managed Moderate Growth Portfolio[2]	12/1/2020	4/30/2024			0.81%
Calvert VP Volatility Managed Moderate Portfolio[2]	12/1/2020	4/30/2024			0.81%

Calvert Variable Series, Inc.
Calvert VP SRI Mid Cap Portfolio	1/1/2017	4/30/2024						0.99%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes all acquired fund fees and expenses.